      As filed with the Securities and Exchange Commission on July 8, 1996

                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                -------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                -------------------

                            A.D.A.M. SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)


           GEORGIA                                      58-1878070
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification No.)


                             1600 RIVEREDGE PARKWAY
                                   SUITE 800
                             ATLANTA, GEORGIA 30328
   (Address, including zip code, of registrant's principal executive offices)

      A.D.A.M. SOFTWARE, INC. AMENDED AND RESTATED 1992 STOCK OPTION PLAN
                              (Full title of plan)

                             ROBERT S. CRAMER, JR.
                            CHAIRMAN AND CO-FOUNDER
                            A.D.A.M. SOFTWARE, INC.
                       1600 RIVEREDGE PARKWAY, SUITE 800
                             ATLANTA, GEORGIA 30328
                    (Name and address of agent for service)

                                 (770) 980-0888
         (Telephone number, including area code, of agent for service)

                                   COPIES TO:

                                WILLIAM G. ROCHE
                                KING & SPALDING
                              191 PEACHTREE STREET
                          ATLANTA, GEORGIA 30303-1763
                                 (404) 572-4600

                        CALCULATION OF REGISTRATION FEE


===========================================================================================
                                               Proposed        Proposed
        Title of               Amount          Maximum         Maximum       Amount of
     Securities to             to be        Offering Price    Aggregate     Registration
     be Registered           Registered       Per Share     Offering Price      Fee
- -------------------------------------------------------------------------------------------
Common Stock,
par value $.01 per share  1,400,000 shares      $3.75(1)     $5,250,000(1)     $1,810.35
- -------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sales prices per share of Common Stock of A.D.A.M. Software, Inc. as reported on the Nasdaq Stock Market's National Market on July 2, 1996.


================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents have been previously filed by A.D.A.M. Software, Inc. (the "Company") with the Securities and Exchange Commission and are hereby incorporated by reference into this Registration Statement as of their respective dates:

            (a) Annual Report on Form 10-K for the year ended March 31, 1996;
                and

            (b) the description of the Common Stock of the Company included in the Company's Registration Statement on Form 8-A, dated October 11, 1995.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereunder have been sold or that deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES

         Inapplicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.


     The validity of the shares of Common Stock covered by this Registration Statement has been passed upon for the Company by King & Spalding, Atlanta, Georgia.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Georgia Business Corporation Code permits a corporation to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, provided that no provision shall eliminate or limit the liability of a director: (A) for any appropriation, in violation of his duties, of any business opportunity of the corporation; (B) for acts or omissions which involve intentional misconduct or a knowing violation of law; (C) for unlawful corporate distributions; or (D) for any transaction from which the director received an improper personal benefit. This provision pertains only to breaches of duty by directors in their capacity as directors (and not in any other corporate capacity, such as officers) and limits liability only for breaches of fiduciary duties under Georgia corporate law (and not for violation of other laws, such as the federal securities laws). The Company's Amended and Restated Articles of Incorporation (the "Restated Articles") exonerate the Company's directors from monetary liability to the extent permitted by this statutory provision.

     The Company's Restated Articles and Amended and Restated Bylaws (the "Restated Bylaws") also provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Company), by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company (and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe such person's conduct was unlawful), to the maximum extent permitted by, and in the manner provided by, the Georgia Business Corporation Code. In addition, the Restated Bylaws provide that the Company will advance to its directors or officers reasonable expenses of any such proceeding.

     Notwithstanding any provisions of the Company's Restated Articles and Amended Bylaws to the contrary, the Georgia Business Corporation Code provides that the Company shall not indemnify a director or officer for any liability incurred in a proceeding in which the director is adjudged liable to the Company or is subjected to injunctive relief in favor of the Company: (1) for any appropriation, in violation of his duties, of any business opportunity of the Company; (2) for acts or omissions which involve intentional misconduct or a knowing violation of law; (3) for unlawful corporate distributions; or (4) for any transaction from which the director or officer received an improper personal benefit.

     The Company has purchased insurance with respect to, among other things, any liabilities that may accrue under the statutory provisions referred to above.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Inapplicable.

ITEM 8.  EXHIBITS

 4.1      --         Amended and Restated Articles of Incorporation of the
                     Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No.
                     33-96864))

 4.2      --         Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Company's Registration
                     Statement on Form S-1 (File No. 33-96864))

 5.1      --         Opinion of King & Spalding regarding the validity of the
                     securities being registered

23.1      --         Consent of King & Spalding (included as part of Exhibit
                     5.1)

23.2     --          Consent of Price Waterhouse LLP

ITEM 9.  UNDERTAKINGS

      (a)  The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                 (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

            (2) That for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                    EXPERTS

     The financial statements incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended March 31, 1996 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on the 8th day of July, 1996.


                                         A.D.A.M. SOFTWARE, INC.



                                         By:  Robert S. Cramer, Jr.
                                             -------------------------------
                                              Robert S. Cramer, Jr.
                                              Chairman of the Board, Co-Founder
                                              and Director


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Curtis A. Cain, Robert S. Cramer, Jr. and Robert
A. DiProva and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of the 8th day of July, 1996.

  Signature                                           Title
  ---------                                           -----


                                          Chairman of the Board,
Robert S. Cramer, Jr.                     Co-Founder and a Director
- ----------------------------
Robert S. Cramer, Jr.

                                          Chief Executive Officer
Curtis A. Cain                            (Principal Executive Officer)
- ----------------------------
Curtis A. Cain


                                          President, Co-Founder, Vice President
Gregory A. Swayne                         of Production and Director
- ----------------------------
Gregory M. Swayne

                                          Chief Financial Officer and Vice
                                          President of Administration
Robert A. DiProva                         (Principal Financial Officer)
- ----------------------------
Robert A. DiProva


John W. McClaugherty                      Director
- ----------------------------
John W. McClaugherty


Sally D. Elliott                          Director
- ----------------------------
Sally D. Elliott


                                          Director
- ----------------------------
Dr. Anthony J. Gatti


Holcombe T. Green, Jr.                    Director
- ----------------------------
Holcombe T. Green, Jr.


J. Larry Jones                            Director
- ----------------------------
J. Larry Jones


C. Everett Koop                           Director
- ----------------------------
Dr. C. Everett Koop

                                 EXHIBIT INDEX



Exhibit                                                  Sequentially
 No.                  Exhibit                            Numbered Page
- -------               -------                            -------------

 4.1        --      Amended and Restated Articles of
                    Incorporation of the Company
                    (incorporated by reference to
                    Exhibit 3.1 to the Company's
                    Registration Statement on Form
                    S-1 (File No. 33-96864))

 4.2        --      Amended and Restated Bylaws of
                    the Company (incorporated by
                    reference to Exhibit 3.2 of
                    the Company's Registration
                    Statement on Form S-1 (File
                    No. 33-96864))

 5.1        --      Opinion of King & Spalding
                    regarding the validity of the
                    securities being registered

23.1        --      Consent of King & Spalding
                    (included as part of Exhibit
                    5.1)

23.2        --      Consent of Price Waterhouse LLP